 Exhibit (a)(1)(B)
THE OFFER WILL EXPIRE AT 11:59 P.M. EASTERN TIME, ON
JULY 23, 2019, UNLESS THE OFFER IS EXTENDED
ANY QUESTIONS CONCERNING THE OFFER OR THIS LETTER OF TRANSMITTAL
CAN BE DIRECTED TO THE FOLLOWING ADDRESS:
Our website: www.bdcofamerica.com
Our telephone: Investor Relations at (844) 785-4393
U.S. mail: c/o DST Systems, Inc., Ste. 219943
430 W 7th St, Kansas City, MO 64105-1407
DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO BUSINESS DEVELOPMENT CORPORATION OF AMERICA (THE “COMPANY”).
THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

LADIES AND GENTLEMEN:
This Letter of Transmittal is provided in connection with the Company’s offer dated June 18, 2019 to purchase no less than 2,000,000 and up to approximately 2,600,000 shares of common stock of the Company (“Shares”), which represents 1.11% and 1.44%, respectively, of the weighted average number of Shares outstanding for the calendar year ended December 31, 2018. During any calendar year, we intend to limit the number of shares we repurchase to the lesser of 10.0% of the weighted average number of shares outstanding during the prior calendar year, or 5.0% at each semi-annual tender offer, or the number of shares of common stock the Company is able to repurchase with the proceeds received from the sale of shares of common stock under the DRIP during such redemption period. This range of 2,000,000 to 2,600,000 Shares approximates the number of shares of common stock the company is able to repurchase with the proceeds received from the sale of shares of common stock under the DRIP.
The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Maryland, the number of Shares specified above for purchase by the Company at a price equal to the Company’s net asset value per Share as of March 31, 2019 (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”).
The name(s) of the registered owner(s) should be printed exactly as on the subscription agreement accepted by the Company in connection with purchase of the Shares.
The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.
The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.
The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made promptly by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or ACH to the account identified by the undersigned below.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.
The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

BDCA **BUSINESS DEVELOPMENT CORPORATION OF AMERICA**

LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED June 18, 2019

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or ACH) of the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) appearing on page 3 (unless a different name is indicated in Box 2 "Special Registration and Payment Instructions" below), for delivery by mail to the address of record (unless a different address or method of payment is indicated in Box 2 "Special Registration and Payment Instructions" below).

THE PURCHASE PRICE WILL BE PAID BY CHECK UNLESS OTHERWISE INDICATED IN BOX 2.

1

By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of shares of common stock indicated on the line entitled "Total Shares to be Tendered."

SIGN HERE TO TENDER YOUR SHARES *(SEE INSTRUCTIONS 1 AND 3)*
(IN ADDITION, COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Registered Holder (s) __________ Date __________

Signature(s) of Registered Holder (s) __________ Date __________

Custodial Signature(s) for all Custodial Accounts __________ Date __________

Name(s) (Please print) __________

Name(s) (Please print) __________

Daytime Phone # (   ) __________

Total Shares to be Tendered __________ ("All" or a specific number)

BDCA Account Number __________ **Social Security Number** __________

☐ Check here if this is a redemption due to stockholder death or disability.

2

IMPORTANT: To be completed ONLY if the Purchase Price is to be made payable in the name of someone other than the name(s) of the registered holder(s), or if the payment of the Purchase Price is to be delivered by mail to an address different than the address(es) of the registered holder(s) provided on the subscription agreement accepted by the Company in connection with the purchase of the Shares, or if the Purchase Price is to be made payable by ACH.

SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 1, 3, 5 AND 6)

☐ Check here and fill out the ACH instructions below to receive the Purchase Price via

ACH Bank __________

ABA Routing Number __________

Account Holder __________

Account Number __________

Reference Business Development Corporation of America

☐ Check here to receive the Purchase Price via check

Make checks payable to and mail to:

Name of Registered Holder __________

Mailing Address __________

City, State, Zip __________

Social Security Number (or) Tax Identification Number __________

(In Addition, Complete Substitute Form W-9)

3

SIGNATURE(S) GUARANTEED BY: *(TO BE COMPLETED ONLY IF REQUIRED BY INSTRUCTIONS 1 AND 3)*

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal for Shares tendered pursuant to this Letter of Transmittal.

Name of Institution Issuing Guarantee __________

Authorized Signature By __________

Title __________

Address of Guaranteeing Firm __________

City, State, Zip __________

Dated __________

IMPORTANT: Medallion Signature Guarantee is required for accounts requesting payment as an alternative to the default payment option on the account, which is offered in Section 2. In addition, it is also required for accounts held by a custodian, which includes both qualified and non-qualified accounts. If the account is held by a custodian, the Medallion must match the custodian.

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
June 18, 2019

4

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 11-2017))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") and the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 24% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

1. **Name:** ______________________________
(If in joint names, list first and circle the name of the person or entity whose TIN you enter in item 6 below, as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

2. **Business Name (if different from above):** ______________________________
(Sole proprietors, see the instructions in the enclosed Guidelines)

3. **Check appropriate box for federal tax classification:**

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ______________
Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other

4. **Exempt payee code (if any):** ____________ **Exemption from FATCA reporting code (if any):** ____________
(Applies to accounts maintained outside the U.S.)

5. **Address:** ______________________________

6. **Enter your TIN in the appropriate box below:** (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	**Employer Identification Number**

7. **Certification:** Under penalties of perjury, I certify that:

    1. The number shown on this form is my correct taxpayer identification number, and
    2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
    3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and
    4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	**Print Name**	**Date**

BDCA BUSINESS DEVELOPMENT CORPORATION OF AMERICA
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED June 18, 2019

4 *Continued* — Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person.– For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
5. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
6. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor*

For this type of account:	Give the EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	The legal entity (4)
10. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
(4) List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** The grantor also must provide a Form W-9 to trustee of trust.*
***Note:** If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.*

Obtaining a Number. –If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

Payees Exempt from Backup Withholding.– If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute FormW-9, any code(s) that may apply to you.

Exempt Payee Code: Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

4 Continued Substitute FormW-9 (Continued) The following codes identifypayees that areexempt from backup withholding: 1 An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2 The United States or any ofits agencies or instrumentalities 3 A state, the District of Columbia, a U.S. commonwealth or possession, or any oftheir political subdivisions or instrumentalities 4 A foreign government or any ofits political subdivisions, agencies, or instrumentalities 5 A corporation 6 A dealer in securities or commodities re quired to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7 A futures commission merchant registered with the Commodity Futures Trading Commission 8 A real estate investment trust 9 An entity registered at all times during the tax year under the Investment Company Act of 1940 10 A common trust fund operated by a bank under section 584(a) 11 A financial institution 12 A middleman known in the investment community as a nominee or custodian 13 A trust exempt from tax under section 664 ordescribed in section 4947 For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only forsales of noncovered securities acquired prior to 2012. Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B The United States or any ofits agencies or instrumentalities C A state, the District of Columbia, a U.S. commonwealth or possession, or any oftheir political subdivisions or instrumentalities D A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. sect ion 1.1472-1(c)(1)(i) E A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i) F A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G A real estate investment trust H A regulated investment company as defined in section 851 oran entit y registered at all times during the tax year under the Investment Company Act of 1940 I A common trust fund as defined in section 584(a) J A bank as defined in section 581 K A broker L A trust exempt from tax under section 664 or described in section 4947(a)(1) M A tax exempt trust under a section 403(b) plan or section 457(g) plan Privacy Act Notice. Section 6109 of theInternal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) wh o are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of thisinformation include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their la ws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.You must provide your TIN whether or not you are requiredto file a tax return. Und er section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to thepayer. Certain penalties may also apply forproviding false or fraudulent information. Penalties: Failure to furnish TIN. If you fail to furnishyour correct TIN to a requester, you are subject to a penalty of  $50 for each such failureunless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
1.
Guarantee of Signatures.   Signatures on this Letter of Transmittal must be guaranteed in Box 3 in accordance with Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”) unless (i) the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered therewith and such holder(s) have not completed Box 2 “Special Registration and Payment Instructions” above or (ii) the Shares described above are delivered for the account of an Eligible Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

2.
Delivery of Letter of Transmittal.   This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company, in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 11:59 P.M, Eastern Time, on July 23, 2019 unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.
The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
3.
Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)
If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.
(b)
If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)
If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted.

(d)
If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares. Signatures must be guaranteed in Box 3 by an Eligible Institution (unless signed by an Eligible Institution).

4.
Withholding.   The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

5.
Transfer Taxes.   The Company will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
(CONTINUED)
6.
Special Registration and Payment Instructions and Special Delivery Instructions.   If the Purchase Price is to be paid and issued to a person other than the person(s) signing the Letter of Transmittal, then Box 2 must be completed. If the Purchase Price is to be mailed or wired to someone other than the person(s) signing the Letter of Transmittal, or to the person(s) signing the Letter of Transmittal at an address other than that shown above, then Box 2 must be completed.

7.
Determinations of Validity.   All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, BDCA ADVISER, LLC, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.
8.
Requests for Assistance or Additional Copies.   Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address or the telephone number set forth on the cover page of this Letter of Transmittal. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Stockholders who do not own Shares directly are required to tender their Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.

9.
Backup Withholding.   Each holder choosing to tender Shares must, unless an exemption applies, provide the Company with the holder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the holder is an individual, the taxpayer identification number is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the holder may be subject to penalties imposed by the IRS in addition to being subject to backup withholding.
Holders are required to give the Company the taxpayer identification number of the record owner of the Shares by completing the Substitute Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” which immediately follow the Substitute Form W-9.
If backup withholding applies, the Company is required to withhold 24% of any payment made to the Stockholder with respect to Shares tendered. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.
Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt holder on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, IRS Form W-8EXP or other applicable U.S. nonresident withholding tax certification form, signed under penalties of perjury, attesting to that person’s exempt status.
A HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS OR FOR TREATY BENEFITS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION OR TREATY BENEFIT, INCLUDING THE APPROPRIATE FORM TO PROVIDE TO CLAIM SUCH EXEMPTION OR TREATY BENEFIT.
*  *  *
IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE OFFER.